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                                                                   EXHIBIT 23.2

CONSENT OF ANDERSON ASSOCIATES LLP

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement-Prospectus of American Home Mortgage Holdings, Inc. and Valley Bancorp, Inc. for the registration of up to 240,529 shares of common stock of American Home Mortgage Holdings, Inc. and to the inclusion of our reports dated December 6, 2000 and November 27, 2001, with respect to the consolidated financial statements of Valley Bancorp, Inc.

                                                  /s/ ANDERSON ASSOCIATES LLP

Baltimore, Maryland

January 7, 2002